Exhibit 10.72

CONSTRUCTION LOAN AGREEMENT

(Revolving Line of Credit)

THIS CONSTRUCTION LOAN AGREEMENT made as of the 27th day of September, 2012 by and between COMSTOCK EASTGATE, L.C., a limited liability company organized under the laws of the Commonwealth of Virginia (the “Borrower”), and CARDINAL BANK, a bank chartered under the laws of the Commonwealth of Virginia (“Lender”).

WHEREAS, Borrower intends to construct sixty-six (66) residential condominium units (individually, a “Unit” and collectively, the “Units”) in a portion of the residential condominium project known as The Villas at Eastgate Condominium located in Loudoun County, Virginia.

WHEREAS, the Project will consist of up to eleven (11) distinct parcels of land (individually, a “Parcel” and collectively, the “Land”) on each of which the Borrower intends to construct a single building (individually, a “Building” and collectively, the “Buildings”) containing six (6) Units (each Parcel together with the Building and Units to be constructed thereon are individually a “Phase” and collectively the “Project”).

WHEREAS, the Borrower currently owns the Parcel known as Phase 3 more particularly described on “EXHIBIT A” attached hereto and by this reference made a part hereof (“Parcel 3”); and

WHEREAS, Lender has agreed to provide the Borrower with a revolving construction line of credit in the maximum principal amount of TWO MILLION FIVE HUNDRED THOUSAND and no/100 DOLLARS ($2,500,000.00) that can be outstanding at any one time, which amount is to be used in accordance with the terms hereof and is to be used by Borrower for the materials to be furnished and labor and services to be performed in connection with the construction of the Units on the Land; and

WHEREAS, simultaneously with the execution and delivery hereof, Borrower has executed that certain Credit Line Deed of Trust Note dated of even date herewith in the principal amount of $2,500,000.00 and that certain Credit Line Deed of Trust, Assignment and Security Agreement of even date herewith to secure the same.

W I T N E S S E T H:

For and in consideration of these presents, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars ($10.00) lawful money of the United States of America by each of the parties to the other paid, receipt of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.0 Definitions. Borrower and Lender agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

Borrower - The party hereinabove designated as such, its successors and assigns.

Commitment - The commitment letter dated June 22, 2012 from Lender to Borrower in connection with the Line of Credit, as the same may be from time to time amended.

Completion Date - For each Unit, the date that is the earlier to occur of (i) the date that is twelve (12) months after the date of the first advance of Line of Credit funds for the Unit, and (ii) the sale date under the Contract.

Consulting Engineer or Progress Inspector - Such person or firm as Lender may from time to time appoint or designate for purposes related to the inspection of the progress of the construction of the Improvements, conformity of construction with the Plans and Specifications, and for such other purposes as to Lender may from time to time seem appropriate or as may be required by the terms of this Loan Agreement.

Contract - An executed contract of sale for the sale of a Unit, and such Contract complies with all of the following conditions:

(i) the Contract shall be accompanied by a minimum cash deposit of $5,000;

(ii) the Contract shall not be subject to any contingencies, including the sale of the purchaser’s property; and the Contract shall not be subject to cancellation by the purchaser without loss of the deposit, except for cause or as may be provided by applicable Virginia statute;

(iii) the purchaser under the Contract shall be pre-qualified by a reputable mortgage lender, who shall issue a pre-qualification letter which indicates that the purchaser will be approved after appropriate verifications for the purchase money mortgage loan necessary to purchase such Unit.

Deed of Trust - That certain Credit Line Deed of Trust, Assignment and Security Agreement made by Borrower to secure Lender, dated of even date herewith, as the same may from time to time be amended, modified or supplemented.

Event(s) of Default - Any of the happenings, events, circumstances or occurrences described in Article VI of this Loan Agreement.

Funding Termination Date - The Line of Credit Maturity Date.

Guarantor - Comstock Holding Companies, Inc., a Delaware corporation.

Hazardous Materials - Any (i) hazardous wastes and/or toxic chemicals, materials, substances or wastes occurring in the air, water, soil or ground water on, under or about the Mortgaged Property as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (Superfund or CERCLA), 42 U.S.C. §§ 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. § 9601(20)(D), the Resource Conservation and Recovery Act (the Solid Waste Disposal Act or RCRA), 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977 (CWA), 33 U.S.C. §§ 1251 et seq., the Clean Air Act of 1966 (CAA), 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601, et seq., and the National Environmental Policy Act, 42 U.S.C. 4321 et seq., as these statutes may be amended from time to time, and regulations promulgated thereunder; (ii) “oil, petroleum, petroleum products, and their by-products” as defined by the applicable statutes, as amended from time to time, and regulations promulgated thereunder; (iii) “hazardous substance” as defined by the applicable statutes, as amended from time to time, and regulations promulgated thereunder; (iv) substance, the presence of which is prohibited or controlled by any other applicable federal or state or local environmental laws, rules, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to hazardous, toxic or other substances generated, produced, leaked, released, spilled or disposed of at or from the Mortgaged Property; and (v) other substance which by law requires special handling in its collection, storage, treatment or disposal including, but not limited to, asbestos, polychlorinated biphenyls (PCBs), urea formaldehyde foam insulation and lead-based paints, but not including small quantities of such materials present on the Mortgaged Property in retail containers or other materials used in the ordinary course of construction activities in compliance with all Environmental Requirements and Environmental Laws (as defined in the Security Documents).

Hydric Soils - Any soil category upon which construction of Improvements would be prohibited or restricted under applicable governmental requirements, including, without limitation, those imposed by the U. S. Army Corp of Engineers.

Improvements - Any and all buildings, structures, improvements, alterations or appurtenances now erected or at any time hereafter constructed or placed upon the Land or any portion thereof and any replacements thereof including without limitation, all equipment, apparatus, machinery and fixtures of any kind or character forming a part of said buildings, structures, improvements, alterations or appurtenances.

Indebtedness - All amounts due Lender pursuant to or on account of the Note, this Loan Agreement or any of the other Security Documents, including, without limitation, all principal (including, without limitation, any principal that is advanced after the date of this Loan Agreement and any principal that is repaid and readvanced), interest, late charges, loan fees and all other payments required to be made by Borrower pursuant to or on account of the Note, this Loan Agreement or any of the other Security Documents.

Land - The real property described in EXHIBIT “A” attached hereto and by this reference made a part hereof, as amended, modified, supplemented or increased from time to time.

Lender - The party hereinabove designated as such, its successors and assigns.

Line of Credit - The revolving line of credit from the Lender to the Borrower evidenced by the Note, to be advanced, re-advanced and repaid pursuant to this Loan Agreement and secured by the Security Documents.

Line of Credit Maturity Date - The date that is the earlier to occur of (i) the date that the last Unit for which Line of Credit funds remain outstanding is sold, (ii) the date that is twelve (12) months after the date of the first advance of Line of Credit funds for the last Unit to be funded under the Line of Credit, and (iii) the Maturity Date as that term is defined and used in the Note.

Loan - A non-revolving limited amount which the Lender has committed to fund under the Line of Credit for a specified Unit.

Loan Fee - The fully earned non-refundable fee that the Borrower shall pay Lender at the time that the Lender makes a Loan commitment for a specified Unit in an amount equal to one-half of one percent (.5%) of the total Loan commitment for that Unit.

Loan Maturity Date - The date on the earlier to occur of (i) the date that the Unit is sold, and (ii) the date that is twelve (12) months after the date of the first advance of Line of Credit funds for the Unit.

Mortgaged Property - The property described as such in the Deed of Trust, as amended, modified, supplemented or increased from time to time.

Note - The Credit Line Deed of Trust Note made by Borrower to the order of Lender dated of even date herewith in the principal amount hereinabove recited, as the same may from time to time be amended, modified or supplemented.

Obligations - Any and all of the covenants, warranties, representations, agreements, promises and other obligations (other than the Indebtedness) made or owing by Borrower or others to Lender pursuant to or as otherwise set forth in the Note or the Security Documents.

Plans and Specifications - Any and all plans and specifications prepared for Borrower in connection with the construction of the Improvements and approved in writing by Lender, as the same may from time to time be amended with the prior written approval of Lender.

Pre-sold Unit - A Unit subject to a Contract.

Project - The creation of the condominium regime for the Land and the construction of the Units thereon to create for-sale Units within the Mortgaged Property.

Security Documents - The Commitment, this Loan Agreement, the Environmental Indemnity Agreement executed in connection with the Line of Credit, the Deed of Trust and any other instrument or instruments described or characterized as such in the Deed of Trust, as the same may from time to time be amended, modified or supplemented.

Speculative Unit - A Unit not subject to a Contract including all model Units.

Unit - A condominium unit and the common elements appurtenant thereto within the Mortgaged Property.

ARTICLE II

THE LINE OF CREDIT - ADVANCES AND REPAYMENTS

2.0 The Line of Credit. Lender agrees to advance Loan proceeds out of the Line of Credit to Borrower, subject to the terms and conditions herein set forth and in accordance with the “Pro Forma Per Unit Cost and Loan Budget” attached hereto as EXHIBIT “B” and incorporated herein by reference, as amended from time to time by Lender (the “Pro Forma Unit Budget”). Each Loan shall conform to the Pro Forma Unit Budget unless the Lender approves a separate Loan budget for a particular Unit establishing different maximum amounts of Hard Costs, Soft Costs and Interest Reserve that the Lender will advance under the Loan for the specified Unit (a “Unit Loan Budget”). Each Unit Loan Budget shall be attached hereto and made a part of EXHIBIT “B” and shall supersede the Pro Forma Unit Budget as to the specified Unit. Aggregate advances under the Line of Credit shall also conform to the Approved Final Project Cost Budget and Draw Schedule as approved by the Lender attached, to be attached, hereto as EXHIBIT “C” and incorporated herein by reference, as amended from time to time by Lender (the “Project Budget”).

2.1 Applications for Advances. Borrower shall make applications for Loan advances from Lender on the forms that Lender approves in writing. Borrower shall make each such application at least five (5) business days before the advance shall be called for, in order to permit Lender to make such inspections as it shall from time to time consider appropriate. Lender shall perform the construction progress inspections of the Units within the Mortgaged Property (including inspections of the foundations). Borrower shall pay Lender the actual cost of the Lender’s Consulting Engineer or Progress Inspector for each visit by Lender (or its Consulting Engineer or Progress Inspector) to inspect the construction progress of the Units. Each application for an advance of Loan proceeds shall be in such form and include such detail as Lender may require. Provided such inspections are satisfactory, Borrower shall be permitted two (2) advances or draws of the proceeds of the Line of Credit each calendar month.

2.2 Revolving Line of Credit. Prior to the Funding Termination Date, Borrower shall have the right to borrow, repay and re-borrow, from time to time, the principal amount evidenced by the Note provided and so long as (i) no Event of Default exists hereunder; (ii) Lender has not made demand for any payment under the Note which remains unpaid; (iii) the outstanding principal balance due hereunder together with Loan proceeds that the Lender is committed to advance for all Units then under construction shall not exceed $2,500,000; (iv) all advances and re-advances are made in accordance with this Loan Agreement; and (v) Loan advances per Unit shall not exceed the following amounts:

(a) Construction Advances: Not to exceed the lesser of (i) sixty-nine percent (69%) of the appraised discounted value of the Unit, (ii) sixty percent (60%) of the gross retail value of the Unit, (ii) one hundred percent (100%) of the actual “Hard” and “Soft” Costs of construction for the Unit, and (iii) the aggregate approved Hard and Soft Costs per the applicable Unit Loan Budget.

(b) Interest Reserve: Each Unit Loan Budget includes an interest reserve out of which the Lender shall automatically pay the monthly interest cost of each Loan when and as such interest payments are due under the Note up to the maximum amount specified in the applicable Unit Loan Budget.

(c) Funding Termination: Lender’s agreement to fund approved Line of Credit proceeds will terminate automatically on the Funding Termination Date as to the Line of Credit and on the Loan Maturity Date as to any Loan.

2.3 Conditions Precedent to Loan Advances for Phase 3. Lender shall not be obligated to make the first advance of Loan proceeds hereunder with respect to any Unit within Phase 3 unless the following conditions have been satisfied with respect to such Unit:

(a) The Note, the Deed of Trust (including any supplements or amendments thereto) and the other Security Documents shall have been properly executed and delivered to Lender, the Deed of Trust (and any such supplements or amendments) shall be executed, acknowledged and recorded in the appropriate land records, and payment shall have been made for all recording costs in connection with the Deed of Trust (and any such supplements or amendments) and any other recorded Security Documents and for any transfer or recordation taxes due under any federal, state or county law.

(b) Lender shall have received a paid policy of title insurance (ALTA Standard Form “B” Loan Policy - Current Edition) or a valid and enforceable commitment to issue the same, together with such reinsurance agreements and direct access agreements as may be required by Lender, from a company or companies satisfactory to Lender in the amount of the Line of Credit and which may be endorsed or assigned to the successors and assigns of Lender without additional cost, insuring the lien of the Deed of Trust to be a valid first lien on the Mortgaged Property with affirmative mechanic’s lien coverage, free and clear of all defects, exceptions and encumbrances except such as Lender and its counsel shall have approved, and which otherwise complies with the applicable requirements of the Commitment.

(c) Lender shall have received advice, in form and substance and from a source satisfactory to Lender, to the effect that a search of the applicable public records discloses no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements filed or recorded against the Mortgaged Property except such as Lender shall have approved.

(d) Lender shall have received all policies or certificates of insurance required by the terms of the Commitment and of the other Security Documents to be in effect from a company or companies and in form and amount satisfactory to Lender, together with written evidence, in form and substance satisfactory to Lender, that all fees and premiums due on account thereof have been paid in full.

(e) Lender shall have received a separate policy of flood insurance in the face amount of the Note or the maximum limit of coverage available with respect to the Mortgaged Property, whichever is the lesser, from a company or companies satisfactory to Lender and written in strict conformity with the Flood Disaster Protection Act of 1973, as amended, and all applicable regulations adopted pursuant thereto; provided, however, that in the alternative Borrower may supply Lender with written evidence, in form and substance satisfactory to Lender, to the effect that such flood insurance is not available with respect to the Mortgaged Property, or Borrower may provide to Lender the certificate of a professional engineer that the Mortgaged Property is not within a flood hazard area.

(f) Lender shall have received copies of the recorded subdivision plat of the Mortgaged Property and/or a current survey of the Land, certified to Lender by a registered land surveyor of the jurisdiction in which the Land is located, which plat of survey shall clearly designate at least (i) the location of the perimeter of the Land by courses and distances; (ii) the location of all easements, rights-of-way, alleys, streams, waters, paths and encroachments; (iii) the location of all building restriction lines and set-backs, however established; (iv) the location of any streets or roadways abutting the Land; and (v) the then “as-built” location of the Improvements and the relation of the Improvements by courses and distances to the perimeter of the Land, building restriction lines and set-backs, all in conformity with the most recent Minimum Standard Detail Requirements for Land Title Surveys adopted by the American Congress on Surveying and Mapping.

(g) Lender shall have received from Borrower written evidence, in form and substance satisfactory to Lender, from all governmental authorities having or claiming jurisdiction to the effect that all grading, building, construction and other permits and licenses necessary or required in connection with the construction of the Improvements have been validly issued; that all fees and bonds (whether posted by Borrower or its seller) required in connection therewith have been paid in full or posted, as the circumstances may require.

(h) Lender shall have received from Borrower written evidence, in form and substance satisfactory to Lender, to the effect that no construction work of any kind has commenced upon any unit within the Land which is financed with the proceeds of the Line of Credit and no materials (financed with the proceeds of the Line of Credit) have been placed or stored upon the Land prior to the recordation of the Deed of Trust among the land records where the Land is located unless the same shall be fully insured against by the title insurance company.

(i) Lender shall have received true and complete copies of all organizational documents of Borrower and the Guarantor, appropriate resolutions authorizing the acceptance of the Line of Credit by Borrower and Guarantor and the execution of the Note and all Security Documents, appropriate certificates of incumbency and an opinion letter from counsel for Borrower and the Guarantor, which is acceptable to Lender in all respects.

(j) Lender shall have received and approved an appraisal of the Project that complies with the applicable requirements of the Commitment.

(k) Lender shall have received from Borrower written evidence, in form and substance satisfactory to Lender, from all municipalities and utility companies having or claiming jurisdiction to the effect that all utility services in sufficient quantities necessary for the occupation of the Improvements to be constructed upon the Land, are available for connection and use at the boundaries of the Land, including, without limitation, telephone service, water supply, storm and sanitary sewer facilities, natural gas and electric facilities.

(l) Lender shall have received soil reports which shall (i) demonstrate that the soil conditions of the Mortgaged Property are suitable for the construction of the Improvements, and (ii) evidence to Lender’s reasonable satisfaction that there are no Hydric Soils on the Mortgaged Property.

(m) Lender shall have received a satisfactory Phase I environmental site assessment report for the Mortgaged Property.

(n) Lender shall have received a detailed Project Budget on forms acceptable to Lender which shall be attached hereto and incorporated herein as EXHIBIT “C”.

(o) Lender shall have received a list of the names of all contractors and materialmen (the “Contractors”) that will perform work or supply materials in connection with the construction of the Improvements on the Land, together with copies of all contracts or subcontracts for such construction satisfactory to Lender, if requested.

(p) Lender shall have received the final site plan for Phase 3 as approved by all necessary governmental authorities having jurisdiction over the Project.

(q)) Borrower shall have established a deposit relationship with the Lender and shall maintain such deposit relationship through the Line of Credit Maturity Date through which all Line of Credit advances and Borrower’s funds pertaining to the construction of the Units shall be maintained and flow.

(r) Borrower shall have paid Lender $6,000 of the aggregate Loan Fee that the Lender shall credit against the first $6,000 of Loan Fees due and payable pursuant to Lender’s commitment to make Loans for specified Units under the Line of Credit.

(s) Lender shall have received financial statements from the Borrower and the Guarantor that are certified current within thirty (30) days prior to the date of this Agreement and certified true financial statements for the two fiscal years prior to the fiscal year covered by the current financial statements in form and substance satisfactory to the Lender.

(t) Borrower shall have fully complied with any other applicable requirements of the Commitment.

(u) Lender shall have received a complete set of all Plans and Specifications for the Project.

2.4 Conditions Precedent to Advances for Units to be Constructed in Phases Subsequent to Phase 3. The obligation of Lender to make advances with respect to each Phase of the Project, subsequent to Phase 3, for which the Borrower is ready to request Loan advances (a “Future Phase”) shall be conditioned upon the satisfaction of the conditions set forth in this Agreement, including the satisfaction of the conditions set forth in Section 2.3 as to each Future Phase, and of the following additional conditions:

(a) Borrower shall have executed and caused the recordation among the land records of Loudoun County, Virginia of an amendment to the Deed of Trust in the form attached hereto as EXHIBIT “D” (the “Amendment”) to add the Parcel within the Future Phase for which the Borrower intends to request Loan advances such that it is included as part of the Mortgaged Property.

(b) Borrower shall have executed and delivered to Lender Lender’s standard form of Assignment of Plans and Specifications, Contracts and Permits and Environmental Indemnity Agreement for the Future Phase.

(c) Borrower shall have caused a financing statement to be filed in the appropriate records sufficient to perfect the security interest in the personal property now or hereafter located on or in or used in connection with the Future.

(d) Lender shall have received an endorsement to the title insurance policy required by Section 2.3(b), which endorsement shall have the effect of adding the Parcel comprising the land portion of the Future Phase to the insured land referred to therein, and insuring that the lien of the Deed of Trust, as modified by the Amendment, is a valid first lien thereon.

2.5 Conditions Precedent to Advances of Hard Costs. Lender shall not be obligated to make any Loan advances of Line of Credit proceeds hereunder with respect to any Unit for Hard Costs, unless the conditions described in Section 2.3 remain satisfied, and the following conditions have been satisfied with respect to such Unit:

(a) All work completed at the time of the application for advance has been performed in a good and workmanlike manner; or all work completed at the time of the application for advance has been performed in a good and workmanlike manner and all materials and fixtures usually furnished and installed at that stage of construction have been furnished and installed.

(b) No Event of Default which has not been cured has occurred under the Note or any of the Security Documents and no act has occurred which, with the passage of time after due notice, would become an Event of Default.

(c) The Improvements for which the advance is being requested have not been materially damaged by fire or other casualty unless Borrower shall have received the proceeds of insurance sufficient in the judgment of Lender to effect a satisfactory restoration of such Improvements and to permit the completion thereof on or prior to the Completion Date.

(d) Lender has received evidence satisfactory to it that all work requiring inspection by governmental or regulatory authorities having or claiming jurisdiction has been duly inspected and approved by such authorities and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction.

(e) Lender shall be satisfied, based upon the advice of the Consulting Engineer or Progress Inspector, that each Unit can be completed by a date no later than the Completion Date for that Unit with the balance of the Loan proceeds then held by Lender and available for advance for those purposes pursuant to the terms of this Loan Agreement and with other funds which Lender is reasonably satisfied are available to Borrower for those purposes.

(f) Lender shall have received a notice of title continuation or an endorsement to the title insurance policy heretofore delivered, indicating that since the last preceding advance, there has been no change in the status of title and no survey exceptions or other exceptions not theretofore approved by Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy to an amount equal to the total advances made as of the date of the advance then being made if the policy does not by its terms provide for such an increase.

(g) The representations and warranties made in Article III of this Loan Agreement shall be true and correct, in all material respects, on and as of the date of the advance with the same effect as if made on such date.

(h) Lender shall have received acknowledgments of payment and releases of liens and rights to claim liens for work performed or materials delivered through the date of the last preceding advance and concurrently with the final advance. All such acknowledgments and releases shall be in form and substance satisfactory to Lender and the title insurance company which has insured the title to the Mortgaged Property.

(i) All other terms and conditions of the Security Documents required to be met as of the date of the particular advance of Line of Credit proceeds shall have been met to the satisfaction of Lender.

2.6 Additional Conditions Precedent to Final Advance. Lender shall not be obligated to make the final advance of Line of Credit proceeds with respect to any Unit included within the Mortgaged Property unless the conditions described in Sections 2.3, 2.4 and Section 2.5 and the following additional conditions have been satisfied with respect to such Unit:

(a) Lender has been satisfied that all construction has been satisfactorily completed in a good and workmanlike manner;

(b) Lender has received evidence satisfactory to it that all work requiring inspection by governmental or regulatory authorities having or claiming jurisdiction has been duly inspected and approved by such authorities and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction;

(c) To the extent that any such certificate is a condition to the lawful use and occupancy of the subject Improvements, Lender has received evidence satisfactory to it that the requisite certificate of use and occupancy for permanent occupancy of such Improvements has been validly issued; however, such a certificate shall be not required for any model houses;

(d) Lender shall have received fire and extended coverage insurance for the applicable Unit as set forth in Section 4.10 of this Loan Agreement;

(e) To the extent required by Lender, all insurance policies shall be endorsed to insure the Improvements, in accordance with Section 4.10 of this Loan Agreement; and

(f) All other terms and conditions of the Security Documents required to be met as of the date of the final advance of Loan proceeds for the applicable Unit shall have been met to the satisfaction of Lender.

2.7 Trust Funds. Borrower will receive the advances to be made hereunder and will hold the right to receive the same as a trust fund for the purpose of paying the cost of the construction of the Improvements, and Borrower agrees not to expend any part of the proceeds of the Line of Credit for any purpose except in connection with the uses and purposes provided for in this Loan Agreement without the prior written consent of Lender.

2.8 Advances to Others for Account of Borrower. At the option of Lender, Lender may apply amounts due hereunder to the satisfaction of the conditions of the Commitment, the Note or the Security Documents and any amounts so applied shall be part of the Line of Credit and shall be secured by the Deed of Trust. Advances requested by Borrower shall be made directly to Borrower unless and until Borrower is in default hereunder or under any other Security Document. If Borrower is in default hereunder or under any other Security Document, then at the option of Lender, and without limiting the generality of the foregoing, Lender may make advances directly to the title insurance company or any subcontractor or materialman, or to any of them jointly, and the execution hereof by Borrower shall, and hereby does, constitute an irrevocable authorization, if Borrower is in default hereunder or under any other Security Documents, to so advance the proceeds of the Line of Credit. No further direction or authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Deed of Trust as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made.

2.9 Additional Funds. If the inspections performed on behalf of Lender project that the remaining cost to complete a Unit will exceed the total remaining amount of Loan proceeds to be provided by Lender for that Unit, Lender shall not advance any more Loan proceeds for that Unit until Borrower has deposited with Lender the difference between the total remaining cost to complete that Unit (including sufficient funds to pay interest for the remaining term of the Loan) and the total remaining amount of the Loan proceeds for that Unit. This provision will apply whenever the total remaining cost to complete a Unit exceeds the total remaining Loan proceeds for that Unit. Therefore, if the projected total remaining costs to complete a Unit continues to increase after the first time that it exceeds the total amount of the remaining Loan proceeds for that Unit, Borrower shall deposit the incremental increase before Lender advances any more Loan proceeds for that Unit. The determination of the total remaining cost to complete each Unit shall be made by Lender.

2.10 Assignments. Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Loan Agreement, or any of the other benefits of this Loan Agreement, without the prior written consent of Lender. Any assignment made or attempted by Borrower without the prior written consent of Lender shall be void. No consent by Lender to an assignment by Borrower shall release Borrower as the party primarily obligated and liable under the terms of this Loan Agreement unless Borrower shall be released specifically by Lender in writing. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

2.11 Liability of Lender. Lender shall in no event be responsible or liable to any person other than Borrower for the disbursement of or failure to disburse the proceeds of the Line of Credit or any part thereof, and no subcontractor, laborer or material supplier shall have any right or claim against Lender under this Loan Agreement or the administration thereof.

2.12 Construction Starts; Limitations on Speculative Units. The Borrower shall have not more than eighteen (18) Units under construction at any given time during the term of the Line of Credit (“Construction Starts”). The Borrower shall have not more than four (4) Speculative Units and two (2) model Units (“Model Units”) under construction in the first Building for which construction has commenced in the Project (the “First Building”). Thereafter, and for the remaining term of the Line of Credit, the Borrower shall have not more than two

(2) Speculative Units and two (2) Model Units for the entire Project (including any Speculative Units and Model Units remaining in the First Building) at the time that the Borrower commences construction of each of the Buildings to be constructed within the Project after the First Building. Model Units shall not be deemed to be Speculative Units for the purpose of this Section. The Borrower shall provide Lender with all information that the Lender reasonably requests prior to a new Construction Start. Borrower shall not commence a Construction Start until Lender has reviewed and approved the applicable Construction Start information submitted to Lender.

2.13 Line of Credit and Loan Repayment. Borrower shall pay all principal and all accrued and unpaid interest and costs for each Loan under the Line of Credit on or before the Loan Maturity Date. Borrower shall pay all other outstanding principal, accrued and unpaid interest and costs which remain unpaid on the Line of Credit Maturity Date.

1. ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.0 Representations and Warranties by Borrower. Borrower hereby represents and warrants to Lender, as of the date of the first advance of Line of Credit proceeds and at all times thereafter, that:

3.1 Plans and Specifications. No work associated with the construction of the Improvements will be commenced by Borrower unless and until the Plans and Specifications are satisfactory to Borrower and Lender and, to the extent required by applicable law and any effective restrictive covenants, have been approved by all governmental authorities having or claiming jurisdiction and by the beneficiaries of any such restrictive covenants, respectively.

3.2 Permits. No work associated with the construction of the Improvements will be commenced by Borrower unless and until all grading, building, construction and other permits necessary or required in connection with the commencement of the construction of the Improvements have been validly issued and all fees and bonds (whether posted by Borrower or its seller) required in connection therewith have been paid or posted, as the circumstances may require.

3.3 Utilities. All utility services necessary for the construction of the Improvements and the operation thereof for their intended purpose are available at the boundaries of the Land, or there are easements in place which will allow Borrower to extend utility services to the boundaries of the Land, including, without limitation, telephone service, water supply, storm and sanitary sewer facilities, and natural gas or electric facilities.

3.4 Access - Roads. All roads and other access necessary for the construction and full utilization of the Improvements for their intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the appropriate governmental authorities or have been dedicated (or will be dedicated) to public use and accepted by such governmental authorities or have been or will be created by recorded easement and all necessary steps have been taken by Borrower or such governmental authorities to assure the complete construction and installation thereof by a time no later than the Completion Date.

3.5 Other Liens. Except as otherwise provided for in the Security Documents, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Mortgaged Property.

3.6 Financial Statements. The financial statements heretofore delivered to Lender are true and correct in all respects, have been prepared in accordance with sound accounting practices consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no material additional liabilities have been incurred by Borrower since the date thereof other than the borrowing contemplated herein or as approved in writing by Lender.

3.7 Defaults. There is no default on the part of Borrower under the Note or the Security Documents and no event has occurred and is continuing which, with notice, the passage of time, or both, would constitute a default under the Note or the Security Documents.

3.8 Compliance in Zoning. The current or anticipated use of the Mortgaged Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land, all use requirements of any governmental authority having jurisdiction have been satisfied, and no violation of any law or regulation exists with respect thereto.

ARTICLE IV

AFFIRMATIVE COVENANTS

4.0 Affirmative Covenants. Borrower hereby affirmatively covenants and agrees as follows:

4.1 Construction. Borrower shall pursue construction of each Unit in good faith with diligence and continuity in accordance with the Plans and Specifications.

4.2. Approval and Permits. No work associated with the construction of the Improvements shall be commenced by Borrower unless and until the Plans and Specifications have been approved by Lender and, to the extent required by applicable law or any effective restrictive covenant, by all governmental authorities having or claiming jurisdiction and by the beneficiary of any such restrictive covenant, and unless and until all building, construction and other permits necessary or required in connection with the commencement of the construction of the Improvements have been validly issued and all fees and bonds (whether posted by Borrower or its seller) required in connection therewith have been paid or posted, as the circumstances may require.

4.3 Completion. Construction of a Unit shall be completed by Borrower on or before the Completion Date, free and clear of all liens and claims of liens for materials supplied and for services or labor performed in connection with the construction of the Unit.

4.4 Compliance with Laws - Encroachments. The Improvements shall be constructed by Borrower in strict accordance with all applicable (whether present or future) laws, ordinances, rules, regulations, requirements and orders of any governmental or regulatory authority having or claiming jurisdiction. The Improvements shall be constructed entirely on the Land and will not encroach upon any easement or right-of-way, or upon the land of others. Construction of the Improvements shall be wholly within all applicable building restriction lines and set-backs, however established, and shall be in strict accordance with all applicable use or other restrictions and the provisions of any prior agreements, declarations, covenants and all applicable zoning and subdivision ordinances and regulations.

4.5 Surveys. Upon Lender’s request from time to time, as construction progresses and upon the completion of the construction of the Improvements, Borrower shall furnish Lender with a plat of survey, currently certified to Lender by a registered land surveyor of the jurisdiction in which the Land is located, which plat of survey shall clearly designate at least (i) the location of the perimeter of the Land by courses and distances; (ii) the location of all easements, rights-of-way, alleys, streams, waters, paths and encroachments; (iii) the location of all building restriction lines and set-backs, however established; (iv) the location of any streets or roadways abutting the Land; and (v) the “as-built” location of the Improvements and the relation of the Improvements by courses and distances to the perimeter of the Land, building restriction lines and set-backs.

If at any time Borrower is required to furnish a plat of survey to Lender pursuant to the terms of this Loan Agreement, Borrower shall also furnish an original print thereof to the title insurance company and such plat of survey shall not be sufficient for purposes of this Loan Agreement unless and until the title insurance company shall advise Lender, by endorsement to the title insurance policy or otherwise, that the plat of survey discloses no violations, encroachments or other variances from applicable set-backs or other restrictions except such as Lender and its counsel shall approve, such approval not to be unreasonably withheld. All such plats of survey shall conform to the most recent Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping. The plats prepared in connection with the establishment and recordation of a phase of the condominium by Borrower’s engineer shall be sufficient to meet the requirements of a plat of survey in this paragraph.

4.6 Inspections; Cooperation; Payment of Consulting Engineer. Borrower shall permit Lender and Lender’s duly authorized representatives (including, without limitation, the Consulting Engineer or Progress Inspector) no more than twice per month to enter upon the Land and to inspect the Improvements and any and all materials to be used in connection with the construction of the Improvements and to examine all detailed plans and shop drawings and similar materials relating to the construction of the Improvements, during ordinary business hours. Borrower will at all times cooperate and use its reasonable good faith efforts to cause each and every of its subcontractors and materialmen to cooperate with Lender and Lender’s duly authorized representatives (including, without limitation, the Consulting Engineer or Progress Inspector) in connection with or in aid of the performance of Lender’s functions under this Loan Agreement. The fees of any Consulting Engineer or Progress Inspector engaged or employed by Lender in connection with or in aid of the performance of Lender’s functions under this Loan Agreement shall be paid by Borrower.

4.7 Vouchers and Receipts. Borrower will furnish to Lender, promptly on demand, any contracts, bills of sale, statements, receipted vouchers or agreements pursuant to which Borrower has any claim of title to any materials, fixtures or other articles delivered or to be delivered to the Land or incorporated or to be incorporated into the Improvements. Borrower will furnish to Lender, promptly on demand, a verified written statement, in such form and detail as Lender may reasonably require, showing all amounts paid and unpaid for labor and materials and all items of labor and materials to be furnished for which payment has not been made and the amounts to be paid therefor.

4.8 Payments for Labor and Materials. Borrower will pay when due all bills for materials supplied and for services or labor performed in connection with the construction of the Improvements.

4.9 Correction of Construction Defects. In the event there are any defects in the work or any material departures or deviations from the Plans and Specifications not approved by Lender, as such defects, departures or deviations are certified to Lender by an outside engineer chosen by Lender, then promptly following any demand by Lender, Borrower will correct or cause the correction of such defects, departures or deviations.

4.10 Insurance. The original policy or policies of insurance, a certified true copy thereof or a certificate shall be deposited with Lender, together with a paid receipt for the premiums thereunder for at least the quarterly period following the date of this Loan Agreement. All policies of insurance shall be written with a company or companies licensed to do business in the jurisdiction where the Mortgaged Property is located and with a company or companies satisfactory to Lender. Each policy of insurance shall provide that such policy may not be surrendered, cancelled or substantially modified, including without limitation cancellation for non-payment of premiums, without at least thirty (30) days’ prior written notice to all parties named as insured therein, including Lender.

At no cost to Lender, Borrower shall provide and maintain:

(a) BUILDER’S RISK INSURANCE - “Builder’s Risk” insurance (reporting form) of the type customarily carried in the case of similar construction for the full replacement cost of work in place and material stored at or upon the Mortgaged Property, comprehensive broad form “all risk” casualty insurance and insurance for other risks of a similar or dissimilar nature, in such forms and amounts as Lender may require. Such insurance policy shall name Lender as mortgagee.

(b) FIRE/HAZARD INSURANCE WITH EXTENDED COVERAGE - Insurance against any act or occurrence of any kind or nature that results in damage, loss or destruction to the Mortgaged Property under a policy or policies covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism and malicious mischief, upon the completion of the construction of the Improvements or upon the occupancy thereof for the purposes intended, whichever shall first occur. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the Mortgaged Property. The term “full insurable value” means the actual replacement cost of the Mortgaged Property (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items). The deductible amount under such policy or policies shall not exceed

$5,000.00. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this section by reason of coinsurance provisions or otherwise. The “full insurable value” shall be determined from time to time at the request of Lender, by an appraiser or appraisal company or one of the insurers, who shall be selected and paid for by Borrower but subject to Lender’s approval. Such insurance policy shall name Lender as mortgagee.

(c) LIABILITY INSURANCE - Comprehensive general public liability and indemnity insurance in such forms and in such amounts as Lender may require, but in any event not less than $1,000,000.00 covering claims for bodily injury or death and property damage arising out of a single occurrence and $2,000,000.00 for the aggregate of all occurrences during any given annual policy period. Such insurance policy shall name Lender as mortgagee.

(d) WORKER’S COMPENSATION INSURANCE - Worker’s compensation insurance for all employees (if any) of Borrower in accordance with the applicable requirements of law. Such insurance policy shall name Lender as mortgagee.

4.11. Flood Insurance. If required by applicable law or regulation or if required by Lender, Borrower shall provide or cause to be provided to Lender a separate policy of flood insurance in the amount of the Note or the maximum limit of coverage available with respect to the Mortgaged Property, whichever is the lesser, from a company or companies satisfactory to Lender and written in strict conformity with the Flood Disaster Protection Act of 1973, as amended, and all applicable regulations adopted pursuant thereto, or alternatively if flood insurance is not available for the Mortgaged Property or the Mortgaged Property is not within a flood hazard area, Borrower shall supply Lender with written evidence, in form and substance satisfactory to Lender, to that effect. Any such policy shall provide that the policy may not be surrendered, cancelled or substantially modified (including, without limitation, cancellation for non-payment of premiums) without at least thirty (30) days’ prior written notice to any and all insureds named therein, including Lender.

4.12 Fees and Expenses - Indemnity. Borrower will pay to Lender or as Lender directs all reasonable fees, charges, costs and expenses required to satisfy the conditions of the Security Documents and the Commitment. Borrower will hold Lender harmless and indemnify Lender from all claims of brokers and “finders” arising by reason of the execution and delivery hereof or the consummation of the transaction contemplated hereby.

4.13 Prompt Applications. Borrower shall cause all applications for advances of Line of Credit proceeds to be made and delivered to Lender promptly in order to obtain advances of Line of Credit proceeds as they become available for disbursement pursuant to the terms of this Loan Agreement.

4.14 Hazardous Materials. Borrower will immediately remove all Hazardous Materials from the Land and Improvements or follow the recommendations of a qualified environmental consultant approved by Lender immediately after Borrower has been notified that Hazardous Materials have been used in the construction of the Improvements or are or have been stored or located upon the Land or the Improvements in violation of Environmental Requirements or Environmental Laws.

4.15 Reappraisal. Borrower agrees that Lender shall have the right, in a commercially reasonable manner, to require a reappraisal of the Mortgaged Property at any time, but not more than once annually, and all fees, expenses and other costs associated therewith shall be paid by Borrower, and if not so paid, such amounts shall constitute a portion of Borrower’s obligations evidenced by the Note and secured by the Deed of Trust.

4.16 Financial Reporting. On or before May 31 of each year, the Borrower and Guarantor will furnish to the Lender their federal income tax returns for the previous fiscal year. On or before May 31 of each year, the Borrower and Guarantor will furnish to the Lender internally prepared financial statements disclosing in detail the Borrower’s income, expenses, retained earnings, changes in cash position and distributions during the previous one year period and a detailed balance sheet as of the end of such period. The Borrower and the Guarantor will also furnish to the Lender such other financial and operating information as the Lender may from time to time request.

4.17 Financial Covenants.

(a) Tangible Net Worth. Guarantor shall maintain a Tangible Net Worth (hereinafter defined) of not less than $1.00 based upon the fair market value of its assets and the liabilities reflected on its financial statements at any given time (the “Tangible Net Worth Covenant”) at all times during the term of the Line of Credit. “Tangible Net Worth” is the amount by which the aggregate fair market value of Guarantor’s assets exceeds its aggregate liabilities. For determining Tangible Net Worth, total assets will exclude all intangible assets, including without limitation goodwill, patents, trademark, trade names, copyrights, franchises and all accounts receivable that are owed Guarantor by any of its stockholders, officers or directors.

4.18 Loan Fee. Borrower shall pay Lender a Loan Fee at the time that Lender commits to make a Loan under the Line of Credit.

4.19 Condominium Regime. Borrower shall submit all existing or proposed documentation (the “Condominium Documents”) intended or necessary to convert the Project into a multi-unit condominium regime (the “Condominium Regime”) to the Lender for the Lender’s review and approval prior to the Borrower’s submission of the Condominium Documents to any governmental authority required to review and approve the Condominium Documents as a pre-condition to the creation of the Condominium Regime. Once the Lender has approved the Condominium Documents, which approval shall not be unreasonably conditioned, delayed or withheld, the Lender shall consent to and/or execute such Condominium Documents as are required of the Lender, in its capacity as the holder of a security interest in the Land, to facilitate the Borrower’s conversion of the Project into a Condominium Regime under the laws of the Commonwealth of Virginia.

2. ARTICLE V

NEGATIVE COVENANTS

5.0 Negative Covenants. Until the Indebtedness shall have been paid in full, Borrower covenants and agrees as follows:

5.1 Other Liens; Transfers; “Due-on-Sale”, etc. Borrower shall not, without the prior written consent of Lender, create or permit to be created or remain with respect to the Mortgaged Property or any part thereof or income therefrom, any mortgage, pledge, lien, encumbrance, charge, security interest, conditional sale or other title retention agreement, whether prior or subordinate to the lien of the Security Documents, other than in connection with the Security Documents or as otherwise provided for or permitted therein. Except for any grant, conveyance, sale, assignment or transfer in the ordinary course of Borrower’s business and which is specifically conditioned upon the release of record of the lien of the Deed of Trust and the other Security Documents as to that portion of the Mortgaged Property granted, conveyed, sold, assigned or transferred, Borrower shall not, without the prior written consent of Lender, make, create, permit or consent to any conveyance, sale, assignment or transfer of the Mortgaged Property or any part thereof, or Borrower’s legal or equitable interest in the Mortgaged Property, other than in connection with the Security Documents or as otherwise provided for or permitted therein. Borrower will not, without the prior written consent of Lender, make, create or consent to any grant, conveyance, sale, assignment or transfer of any partnership interest or other interest in Borrower.

5.2 Impairment of Security. Borrower shall take no action which will in any manner impair the value of the Mortgaged Property or the validity, priority or security of the Deed of Trust.

5.3 Conditional Sales. Borrower will not incorporate in the Improvements any property acquired under a conditional sales contract or lease, or as to which the vendor retains title or a security interest, without the prior written consent of Lender.

5.4 Changes to Plans and Specifications. Borrower will not permit any material changes in the Plans and Specifications, including, without limitation, any change by altering or adding to the work to be performed, orders for extra work, any change which will result in a material net construction cost increase or a material net cumulative construction cost decrease, or any material change in the design concept for the Improvements, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed and under such reasonable conditions as Lender may then establish.

5.5 Bonds. Borrower will not do or permit anything to be done that would affect the coverage or indemnities provided for pursuant to the provisions of any performance bond, labor and material payment bond or any other bond required pursuant to the provisions of the Security Documents.

ARTICLE VI

EVENTS OF DEFAULT

6.0 Events of Default. The term “Event(s) of Default,” as used in this Loan Agreement shall mean the occurrence or happening, from time to time, of any one or more of the following, beyond any applicable cure period:

6.1 Payment of Indebtedness. If Borrower shall fail to pay to Lender any and all amounts payable by Borrower to Lender under the terms of the Note or any of the Security Documents, including but not limited to any principal payment, interest payment, loan fee, extension fee or late charge, at the time such payment is due, and Borrower fails to make such payment within ten (10) days after Lender’s written notice to Borrower that such payment is past due.

6.2 Performance of Obligations. If Borrower shall default in the due observance or performance of any of the Obligations, specifically including, but not limited to, those specified in Sections 6.3 through 6.10 of this Article, and such default continues for thirty (30) days after written notice of such default is sent by Lender to Borrower, provided however that if such failure is capable of being cured within a reasonable period of time but, in Lender’s judgment, cannot be cured within said thirty (30) day period, then, notwithstanding the foregoing, an Event of Default shall not be deemed to have occurred at the expiration of said thirty (30) day period if the Borrower (i) commences the cure of such failure within said thirty (30) day period, (ii) thereafter diligently and expeditiously to Lender’s satisfaction proceeds to cure such failure, and (iii) completes the cure of such failure within a reasonable period of time not exceeding ninety (90) days after the date that such written notice was sent.

6.3 Other Defaults. If any other default shall occur under the Note or any of the Security Documents or any document evidencing or securing a loan or line of credit to Borrower, Guarantor or any company in which the Borrower and/or Guarantor maintain a controlling interest.

6.4 Representation and Warranties. If any representation or warranty contained in this Loan Agreement or in any other document, certificate or opinion delivered to Lender in connection with the Line of Credit shall prove at any time to be incorrect or misleading in any material respect when made.

6.5 Progress of Construction. Except for delays unavoidably occasioned by strikes, lock-outs, war or civil disturbance, governmental actions (e.g., moratorium), natural disaster, acts of God, or extreme weather conditions, if construction of the Improvements is not carried on in good faith and with reasonable dispatch or if Borrower abandons the work or discontinues work for a period of more than thirty (30) consecutive days.

6.6 Failure to Complete. Except for delays unavoidably occasioned by strikes, lock- outs, war or civil disturbance, natural disaster, acts of God, or extreme weather conditions, if Borrower fails to complete the construction of a Unit on or before the Completion Date.

6.7 Conditions Precedent to Any Advance. Except for delays unavoidably occasioned by strikes, lock-outs, war or civil disturbance, natural disaster, acts of God, or extreme weather conditions, if Borrower is unable to satisfy any condition precedent to its right to receive an advance of Line of Credit proceeds for a period in excess of thirty (30) days.

6.8 Disclosure of Contractors. If Borrower shall fail to disclose to Lender, upon demand and within a reasonable time period, the names of all major contractors with whom Borrower has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor.

6.9 Mechanic’s Lien. The filing of any mechanic’s or judgment lien against the Project, or the failure to pay any firm, person or corporation entitled to payment, which firm, person or corporation has a right to file a mechanic’s lien against the Project regardless of the fact that such mechanic’s lien or judgment lien or claim if filed is, or may be, subordinated to the lien of the Deed of Trust; provided, however, that the filing of a mechanic’s or judgment lien affecting the Project shall not be deemed to be an Event of Default provided that (i) such lien is either bonded off by Borrower within sixty (60) days after the filing thereof, or (ii) Borrower posts security for or makes other arrangements for protection of Lender satisfactory to Lender, within sixty (60) days after the filing of such lien. Notwithstanding the foregoing, if any such lien is filed, Lender shall not be required to make any further advances hereunder until Borrower has either paid or bonded off the lien as described in (i) above, or has posted security or made other arrangements to the satisfaction of Lender as described in (ii) above.

6.10 Impairment of Security. The occurrence of any condition or situation which, in the sole determination of Lender, constitutes a material danger to or impairment of the security for the repayment of the Line of Credit, if such condition or situation is not remedied within thirty (30) days after written notice to Borrower thereof.

6.11 Environmental Clean-up. If Borrower fails to pay the cost, or to provide for the payment of the cost and performance of the “clean up” of the Project pursuant to an order issued under the Environmental Response Compensation and Liability Act in a manner satisfactory to Lender and such failure continues for a period of thirty (30) days after the date of written notice of such failure from Lender to Borrower.

6.12 Dissolution of Borrower or Guarantor. If either of the Borrower or Guarantor are dissolved.

6.13 Inspection of the Project. If the Borrower fails or refuses to permit a representative of Lender to enter the Project and inspect the same at reasonable times.

ARTICLE VII

DEFAULT - REMEDIES

7.0 Remedies on Default. Lender shall have the right, upon the happening of any Event of Default, to terminate this Loan Agreement by notice in writing to Borrower and, in addition to any rights or remedies available to it under the Deed of Trust or other Security Documents, to enter into possession of the Mortgaged Property and perform any and all work and labor necessary to complete the construction of the Improvements (whether or not in accordance with the Plans and Specifications) and to employ watchmen to protect the Mortgaged Property and the Improvements.

All sums expended by Lender for such purposes shall be deemed to have been paid to Borrower and secured by the Deed of Trust. For this purpose, Borrower hereby constitutes and appoints Lender Borrower’s true and lawful attorney-in-fact with full power of substitution to complete the work in the name of Borrower, in a commercially sound and reasonable manner, and hereby empowers said attorney or attorneys as follows:

(a) To use any funds of Borrower including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the construction of the Improvements, whether or not in the manner called for in the Plans and Specifications;

(b) To make such additions, changes and corrections in the Plans and Specifications which shall be necessary or desirable in the judgment of Lender to complete the construction of the Improvements;

(c) To employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purpose;

(d) To pay, settle or compromise all existing bills and claims which are or may be liens against the Mortgaged Property, or may be necessary or desirable for the completion of the work or the clearance of title;

(e) To execute all applications and certificates which may be required in the name of Borrower; and

(f) To do any and every act with respect to the construction of the Improvements which Borrower may do in its own behalf.

It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the Improvements and to take such actions and require such performance as is deemed necessary.

Borrower hereby irrevocably constitutes and appoints Lender Borrower’s true and lawful attorney-in-fact to execute, acknowledge and deliver such documents, instruments and certificates, and to take such other actions, in the name and on behalf of Borrower and at the sole cost and expense of Borrower, as Lender, in its sole and reasonable discretion, deems necessary, desirable or appropriate to effectuate the provisions of this paragraph upon ten (10) days prior written notice to Borrower.

7.1 No Conditions Precedent to Exercise of Remedies. Neither Borrower nor any guarantor of the payment of all or any part of the Indebtedness or the performance of any of the Obligations shall be relieved of any obligation by reason of the failure of Lender to comply with any request of Borrower or of any other person to take action to foreclose on the Deed of Trust or otherwise to enforce any provisions of the Note or the Security Documents, or by reason of the release, regardless of consideration, of all or any part of the Mortgaged Property, or by reason of any agreement of stipulation between any subsequent owner of the Mortgaged Property and Lender extending the time of payment or modifying the terms of the Note or the Security Documents without first having obtained the consent of Borrower or such guarantor; and in the latter event, Borrower and such guarantor shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Lender.

7.2 Remedies Cumulative and Concurrent. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Note or in the Security Documents, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Note or the Security Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given by the Note and the Security Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower, the guarantor of the payment of all or any part of the Indebtedness or the performance of any of the Obligations, or the Mortgaged Property or any part thereof, or any one or more of them; and every right, power and remedy given by the Note or the Security Documents may be exercised from time to time as often as may be deemed expedient by Lender.

7.3 Strict Performance. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Deed of Trust following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Indebtedness shall constitute a waiver of any such Event of Default, and each such option shall remain continuously in full force and effect.

ARTICLE VIII

MISCELLANEOUS

8.0 No Warranty by Lender. By accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Loan Agreement, including, without limitation, any certificate, balance sheet, statement of profit and loss or other financial statement, survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

8.1 Liability of Lender. Lender shall not be liable for any act or omission by it pursuant to the provisions of this Loan Agreement in the absence of fraud, gross negligence or willful misconduct. Lender shall incur no liability to Borrower or any other party in connection with the acts or omissions of Lender in reliance upon any certificate or other paper believed by Lender to be genuine or with respect to any other thing which Lender may do or refrain from doing, unless such act or omission amounts to fraud, gross negligence or willful misconduct. In connection with the performance of its duties pursuant to this Loan Agreement, Lender may consult with counsel of its own selection, and anything which Lender may do or refrain from doing, in good faith, in reliance upon the opinion of such counsel shall be full justification and protection to Lender.

8.2 No Partnership. Nothing contained in this Loan Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender, and Borrower and Lender shall not be considered partners or co-venturers for any purpose.

8.3 Severability. In the event any one or more of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event any one or more of the provisions of the Note or the Security Documents operate or would prospectively operate to invalidate this Loan Agreement, then and in either of those events, at the option of Lender, such provision or provisions only shall be held for naught and shall not affect any other provision of the Note or the Security Documents or the validity of the remaining Obligations, and the remaining provisions of the Note and the Security Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

8.4 Successors and Assigns. Each and every of the covenants, terms, provisions and conditions of this Loan Agreement, the Note and the Security Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all persons claiming under or through any of them.

8.5 Modification - Waiver. None of the terms or provisions of this Loan Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against which enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Loan Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

8.6 Third Parties - Benefit. All conditions of the obligations of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns, and no other persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Loan Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other person shall have any right or cause of action on account thereof.

Lender shall in no event be responsible or liable to any person other than to Borrower for any advance of or failure to advance the proceeds of the Line of Credit or any part thereof, and no contractor, subcontractor, materialman or other person shall have any right or claim against Lender pursuant to this Loan Agreement or the administration thereof.

8.7 Conditions - Verification. Any condition of this Loan Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

8.8 Captions and Headings. The captions and headings contained in this Loan Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to limit or enlarge the terms hereof.

8.9 Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

8.10 Notices. All notices, demands, requests and other communications required pursuant to the provisions of this Loan Agreement shall be in writing and shall be deemed to have been properly given or served for all purposes when presented personally or sent by hand delivery, Federal Express or other similar overnight service or United States Registered or Certified Mail, postage prepaid, to the respective addresses as follows:

(a)	If to Borrower, then to it at:

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th floor

Reston, Virginia 20190

Attn: Christopher Clemente

With a copy to:

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th floor

Reston, Virginia 20190

Attn: Jubal Thompson

(b)	If to Lender, then to it at:

8270 Greensboro Drive, Suite 500

McLean, Virginia 22102

Attention: Real Estate Department

Any of the parties may designate a change of address by notice in writing to the other parties. Whenever in this Loan Agreement the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in the Note or any of the Security Documents or to require giving of notice or demand to or upon any person in any situation or for any reason.

8.11 Signs; Publicity. At Lender’s request and expense, Borrower shall place a sign or signs (in a form or forms which Borrower has reasonably approved) at a location or locations on the Mortgaged Property satisfactory to Lender and Borrower, which signs shall recite, among other things, that Lender is financing the construction of the Improvements. Borrower expressly authorizes Lender to prepare and to furnish to the news media for publication from time to time news releases with respect to the Project, specifically to include but not limited to releases detailing Lender’s involvement with the financing of the Project.

8.12 Applicable Law. This Loan Agreement shall be governed by and construed, interpreted and enforced in accordance with and pursuant to the laws of the Commonwealth of Virginia. In the event that the “choice of law” rules of the Commonwealth of Virginia can be construed or interpreted to require the laws of another jurisdiction to govern, the “choice of law” rules of the Commonwealth of Virginia shall not apply.

8.13 Time of Essence. Time shall be of the essence of each and every provision of this Loan Agreement of which time is an element.

8.14 Commitment. To the extent the terms of the Commitment are not incorporated in this Loan Agreement, the terms and conditions of the Commitment shall survive the execution of this Loan Agreement and shall continue to be the obligation of Borrower until the Line of Credit is paid in full. Any discrepancy between the terms of the Commitment and the terms of the Security Documents shall be construed in favor of the Security Documents. Borrower agrees, from time to time, to execute and acknowledge such amendments or modifications as may reasonably be required to add, delete or modify provisions to this Loan Agreement in order to cause this Loan Agreement to conform to the terms of the Commitment.

IN WITNESS WHEREOF, Borrower and Lender have executed and delivered these presents or caused these presents to be executed and delivered as of the year and day first above written.

BORROWER:

COMSTOCK EASTGATE, L.C., a Virginia limited liability company

By:		Comstock Holding Companies, Inc., a Delaware corporation, its manager

	By:		(SEAL)
Christopher D. Clemente
Chief Executive Officer

LENDER:

CARDINAL BANK, a banking corporation organized under the laws of the Commonwealth of Virginia

By:		(SEAL)
Richard F. Schoen
Senior Vice President

EXHIBIT “A”

All those certain lots, pieces or parcels of land situate, lying and being in Loudoun County, Virginia, being more particularly described as follows:

PHASE 3, THE VILLAS AT EASTGATE CONDOMINIUM, as established by the Declaration of The Villas at Eastgate Condominium recorded July 20, 2012 as Instrument No. 20120720-0055207, with the plat recorded as Instrument No. 20120720-0055208 and 20120720-0055209 among the Land Records of the Clerk of the Circuit Court of Loudoun County, Virginia.

And being more particularly described as:

Beginning at the easterly corner of Phase 2, said corner lines on a southerly line of Phase A; thence departing Phase 2 and with the southerly line of Phase A the following five (5) courses and distances:

1.	S 65º54’04” E, a distance of 75.96 feet to a point;

2.	43.04 feet along the arc of a curve to the left having a radius of 78.00 feet and with a chord bearing and distance of S 81°42’30” E, 42.50 feet to a point;

3.	S 07º30’56” E, a distance of 41.35 feet to a point;

4.	S 25º42’38” W, a distance of 75.44 feet to a point;

5.	S 60º19’11” W, a distance of 40.25 feet to a point on a northerly line of Parcel A, Section 1, Phase 1, East Gate One;

Thence departing the Phase A, and with a northerly line of Parcel A, Section 1, Phase 1, East Gate One, N 65º52’25” W, a distance of 112.68 feet to a point, said point being the southerly corner of Phase 2;

Thence departing Parcel A, Section 1, Phase 1, East Gate One and with the easterly line of Phase 2, N 24º07’35” E, a distance of 131.47 feet to the point of beginning.

Containing 17,707 square feet or 0.40650 acres of land.

EXHIBIT “B”

Pro Forma Per Unit Cost and Loan Budget

EXHIBIT “C”

Approved Final Project Cost Budget and Draw Schedule

EXHIBIT A

FORM OF

         AMENDMENT TO DEED OF TRUST

THIS          AMENDMENT TO DEED OF TRUST (“Deed of Trust Amendment”), made this      day of             , 201  , by and among COMSTOCK EASTGATE, L.C., a Virginia limited liability company (“Grantor”), and                                         , residing in Fairfax County, Virginia and                                         , residing in Fairfax County, Virginia, either of whom may act (collectively, “Trustee”), and CARDINAL BANK, a banking corporation organized under the laws of the Commonwealth of Virginia, its successors and assigns (“Beneficiary”).

RECITALS

R-1. Grantor is indebted (the “Loan”) to Beneficiary pursuant to that certain Credit Line Deed of Trust Note in the maximum principal amount of $2,500,000 dated as of September 27, 2012 (the “Note”); and

R-2. By that certain Credit Line Deed of Trust, Assignment and Security Agreement dated as of September 27, 2012 and recorded as Instrument #                              among the land records of Loudoun County, Virginia (the “Deed of Trust”), Grantor granted to the Trustee an interest in certain real property more particularly described therein to secure repayment of the Note; and

R-3. Grantor has requested and Beneficiary has agreed to fund a portion of the costs of making certain improvements to the parcels of land situated, lying and being in Loudoun County, Virginia, as more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Additional Land”); and

R-4. The parties hereto desire to modify and amend the Deed of Trust for the purpose of extending the lien and operation of the Deed of Trust to include the Additional Land.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Beneficiary to fund a portion of the construction costs with respect to the Additional Land, Grantor and Beneficiary agree as follows:

1. All references in the Deed of Trust to the Mortgaged Property shall include the Additional Land (as hereinabove defined).

2. Grantor by these presents does grant, bargain, sell and convey, effective as of the date hereof, unto the Trustee, his survivor and other successor and successors in trust, to have and to hold in trust in accordance with the terms and conditions of the Deed of Trust, which is hereby incorporated herein by reference, as modified herein, all of Grantor’s right, title and interest in and to the Additional Land, together with (i) all buildings and improvements now or hereafter constructed thereon; (ii) all the estate and rights, if any, of Grantor in and to all land lying in public and private streets, roads and alleyways abutting the Additional Land; (iii) all easements, rights of way, privileges and appurtenances now or hereafter belonging to or in any way related to the Additional Land; (iv) all fixtures, machinery, equipment, building materials and other personal property of every nature whatsoever now or hereafter located in, or on, or used, or intended to be used, in connection with the operation of the above-described property, including, but without limitation, heating, air conditioning, cooking, refrigerating, plumbing, and electrical apparatus and equipment, boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, ventilating and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, elevators, escalators, partitions, mantels, built-in mirrors, disposals, washers, dryers, window shades, blinds, screens, storm sashes, storm doors, awnings, carpeting, underpadding, drapes, plants and shrubbery, and furnishings of public spaces, halls and lobbies, all of which personal property, including replacements thereof and additions thereto, shall be deemed part of the realty hereby conveyed (and Grantor hereby declares such personal property to be part of said realty, whether attached thereto or not, and subject to the lien hereby created); and (v) all proceeds of the conversion, whether voluntary or involuntary, of any of the above-described property into cash or other liquid claims, including, without limitation, all awards, payments or proceeds, including interest thereon, and the right to receive the same, which may be made as a result of any casualty, any exercise of the right of eminent domain or deed in lieu thereof, the alteration of the grade of any street and any injury to or decrease in the value of the above-described property, together with all costs and expenses incurred by Beneficiary, in connection with the collection of such awards, payments and proceeds, including, without limitation, reasonable attorney’s fees, Grantor hereby confirms such grant of property as security for all of Grantor’s obligations thereunder, including payment and performance of the Note. It is the intent of the parties hereto that the lien of the Deed of Trust shall be and does constitute a first priority lien on the Property notwithstanding any claim or acts to the contrary.

3. Grantor hereby reconfirms the grant of property contained in the Deed of Trust as security for all of Grantor’s obligations thereunder, including payment and performance of the Note. It is the intent of the parties hereto that the lien of the Deed of Trust shall have constituted and does constitute a continuing and uninterrupted first priority lien notwithstanding any claim or acts to the contrary.

4. To the best of Grantor’s knowledge, as of the date hereof, there are no defenses, offsets or counterclaims to the Note or the Deed of Trust as hereby modified. Except as expressly modified herein, the Deed of Trust remains in full force and effect without modification, and is hereby ratified and affirmed. This Deed of Trust Amendment is not intended to be, and shall not constitute a substitution or novation of the Note, Deed of Trust, or any other instruments evidencing or securing repayment of the Note. Grantor acknowledges and agrees that, to the best of Grantor’s knowledge, Beneficiary has not defaulted under any obligations to Grantor.

IN WITNESS WHEREOF, Grantor, Trustee (at the direction of Beneficiary as evidenced by its signature hereto) and Beneficiary have caused this Deed of Trust Amendment to be executed under seal by their representatives thereunto duly authorized.

GRANTOR:

COMSTOCK EASTGATE, L.C., a Virginia limited liability company

By:	Comstock Holding Companies, Inc., a Delaware corporation, its manager

	By:		(SEAL)
Christopher D. Clemente
Chief Executive Officer

COMMONWEALTH OF VIRGINIA,

CITY/COUNTY OF                     , TO WIT:

I HEREBY CERTIFY that on this      day of             , 201  , before me in the jurisdiction aforesaid personally appeared Christopher D. Clemente, the duly authorized Chief Executive Officer of Comstock Holding Companies, Inc., manager of Comstock Eastgate, L.C., a Virginia limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Chief Executive Officer of Comstock Holding Companies, Inc.

WITNESS my hand and Notarial Seal.

(SEAL)
Notary Public

My Commission Expires:	Registration #:

BENEFICIARY:

CARDINAL BANK, a banking corporation organized under the laws of the Commonwealth of Virginia

By:		(SEAL)
Name:
Title:

TRUSTEES:

(SEAL)
Name:
Sole Acting Trustee

COMMONWEALTH OF VIRGINIA,

CITY/COUNTY OF                     , TO WIT:

I HEREBY CERTIFY, that on this      day of             , 201  , before me, the undersigned Notary Public of said Commonwealth, personally appeared                             , who acknowledged himself to be the                              of Cardinal Bank, a banking corporation organized under the laws of the Commonwealth of Virginia, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized                      of said corporation.

WITNESS my hand and Notarial Seal.

(SEAL)
Notary Public

My Commission Expires:	Registration #:

COMMONWEALTH OF VIRGINIA,

CITY/COUNTY OF                     , TO WIT:

I HEREBY CERTIFY, that on this      day of             , 201  , before me, the undersigned Notary Public of said Commonwealth, personally appeared                             , Trustee, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

WITNESS my hand and Notarial Seal.

(SEAL)
Notary Public

My Commission Expires:	Registration #:

EXHIBIT A

Legal Description

All those certain lots, pieces or parcels of land situate, lying and being in Loudoun County, Virginia, being more particularly described as follows: